Exhibit 99.1
For Immediate Release
Local.com Reports Fourth Quarter,
Full Year 2007 Financial Results and 2008 Outlook
IRVINE, Calif., February 20, 2008 — Local.com Corporation (NASDAQ: LOCM), a leading local search engine, today reported its financial results for the fourth quarter 2007 and the full year ended December 31, 2007.
“Local.com doubled local search revenue from 2006 to 2007, and we are set to double overall revenue in 2008. In the past quarter our organic traffic has grown substantially, page views per visitor are up, and monetization is at an all-time high. We entered 2008 very strongly,” said Heath Clarke, Local.com chairman and CEO. “Our most important project at this time is scaling our outsourced direct sales efforts, which launched a few weeks ago. We currently have about 50 sales people — up from 10 — selling Local.com subscription ad products, and we plan to ramp sales staff to several hundred this year. Based on this and a number of other initiatives, we are projecting a return to positive net income, excluding non-cash charges, no later than the fourth quarter 2008.”
Q4 Financial Results and Highlights:
•	Revenue — Fourth quarter of 2007 revenue of $5.9 million was at the high end of guidance. This represented growth of 64% over the fourth quarter 2006 and growth of 6% over the third quarter 2007.

•	Net Loss — Fourth quarter of 2007 net loss was $2.7 million and included non-cash expenses of $1.1 million or $0.08 per share, Basic and diluted net loss per share was $0.19.

The non-cash expenses of $1.1 million consisted of depreciation and amortization ($594,000); and stock based compensation ($541,000).

•	Increased Monetization — Revenue per thousand visitors (RKV) was $197, up 114% from $92 in the fourth quarter of 2006 and up 17% from $168 RKV in the third quarter of 2007.

•	Implemented Reviews on Local.com — In December, the company added several million ratings and reviews to Local.com.

•	Ranked Number One in Online Advertising Revenue Growth — In December, Borrell Associates issued their ‘2008 Outlook: Local Online Advertising,’ which ranked Local.com as the leader in online advertising growth for 2007, with a 138% year-over-year increase.

•	Signed Strategic Partnership with Citysearch— In November, the company signed a strategic partnership with Citysearch, a leading online guide and an operating business of

IAC (NASDAQ: IACI). Local.com will benefit from additional advertiser revenue and content on its site by displaying Citysearch business profile data including over one million editorial and user reviews, as well as ratings, business coupons and photos.

•	Began Licensing Our Patented Local Search Technology — In November, the company announced the signing of five license agreements for U.S. Patent No. 7,231,405, which covers methods for indexing and retrieving web-related information by geographical location.
Full-year Financial Results:
•	Revenue — Revenue was $21.5 million for the year ended December 31, 2007, a 51% increase over $14.2 million for 2006.

•	Net Loss — For the year ended December 31, 2007, net loss was $18.2 million. Basic and diluted net loss per share was $1.58. The net loss included $10.6 million of non-cash expenses which consisted of: non-cash stock based compensation ($1.7 million); depreciation and amortization ($2.2 million); and non-cash interest expense ($6.7 million).
Financial Guidance and Balance Sheet:
     The company expects first quarter 2008 revenue of between $8.1 million and $8.3 million, the mid range of which represents a 39% increase over the fourth quarter 2007. The company expects net loss for the first quarter 2008 to be between $2.8 and $3.0 million, or $0.20 to $0.21 per share, and includes anticipated non-cash expenses of $1.3 million or $0.09 per share. The non-cash expenses include stock-based expense of $636,000 and depreciation and amortization of $590,000. These non-cash expenses are approximately $100,000 higher than Q4 2007. The loss per share forecast assumes a weighted average share count of 14.2 million.
     Operating expenses for the first quarter 2008 also include approximately $300,000 for the expansion of outsourced direct sales in order to acquire new advertisers.
     On December 31, 2007, the Company had $16.3 million in cash and marketable securities and no debt.
     For 2008, we expect revenues to approximately double the $21 million achieved in 2007. We also expect net income, less non-cash expenses such as depreciation/amortization and stock option expense, to be positive in the fourth quarter.
Conference Call Information
     Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Doug Norman will host a conference call today at 5:00 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-866-362-4831 or 1-617-597-5347, passcode # 99742898. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com
     Local.com (NASDAQ: LOCM) is a top U.S. website attracting approximately 10 million visitors each month seeking information on local businesses, products and services. The company also owns and operates a UK version of the Local.com site (http://uk.local.com). Local.com is also one of the largest local search syndication networks, publishing business information on over 400 regional media sites. Powered by the company’s Keyword DNA® and patented local web indexing technologies, Local.com provides users with targeted, relevant local search results, including special offers from local businesses, user reviews, local businesses’ website links, maps, driving directions and more. Businesses can advertise on Local.com with subscription, pay-per-click, banner and pay-per-call ad products. The site’s mobile service, Local Mobile™, provides local search results via mobile phones and devices. Local.com claims U.S. patent numbers 7,231,405 and 7,200,413. For more information visit: www.local.com.
Forward Looking Statements
     All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend’ and similar expressions, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, successfully expand and implement our outsourced, direct subscription advertising sales efforts, increase the number of businesses that purchase our subscription advertising products, expand our Advertiser and Distribution Networks, expand internationally, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
     Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Media Contacts:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com
Dan Chmielewski
Madison Alexander PR
714-832-8716
M: 949-231-2965
dchm@madisonalexanderpr.com
Investor Relations Contact:
John Baldissera
BPC Financial Marketing
800-368-1217

LOCAL.COM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,258	$3,264
Restricted cash	30	41
Marketable securities	1,999	1,972
Accounts receivable, net of allowances of $15 and $9, respectively	3,595	2,091
Prepaid expenses and other current assets	292	302

Total current assets	20,174	7,670

Property and equipment, net	1,473	2,028
Intangible assets, net	3,156	2,813
Goodwill	13,233	12,213
Long-term restricted cash	66	125
Deposits	12	42

Total assets	$38,114	$24,891

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,029	$2,851
Accrued compensation	456	328
Deferred rent	316	432
Other accrued liabilities	194	374
Notes payable	—	63
Deferred revenue	177	245

Total liabilities, all current	5,172	4,293

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000,000 shares authorized; 14,204,110 and 9,297,502 issued and outstanding, respectively	—	—
Additional paid-in capital	82,176	51,657
Accumulated comprehensive loss	(1)	(27)
Accumulated deficit	(49,233)	(31,032)

Stockholders’ equity	32,942	20,598

Total liabilities and stockholders’ equity	$38,114	$24,891

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$5,932	$3,628	$21,525	$14,213

Operating expenses:
Search serving	978	874	3,862	4,960
Sales and marketing	5,570	3,910	20,268	13,169
General and administrative	1,235	1,234	4,890	5,881
Research and development	684	617	2,555	2,829
Amortization and write-down of intangibles	325	237	1,121	947

Total operating expenses	8,792	6,872	32,696	27,786

Operating loss	(2,860)	(3,244)	(11,171)	(13,573)

Interest and other income (expense)	194	84	(7,030)	288

Loss before income taxes	(2,666)	(3,160)	(18,201)	(13,285)

Provision (benefit) for income taxes	—	(1)	1	1

Net loss	$(2,666)	$(3,159)	$(18,202)	$(13,286)

Per share data:

Basic net loss per share	$(0.19)	$(0.34)	$(1.58)	$(1.44)

Diluted net loss per share	$(0.19)	$(0.34)	$(1.58)	$(1.44)

Basic weighted average shares outstanding	14,197,811	9,295,036	11,499,879	9,249,973

Diluted weighted average shares outstanding	14,197,811	9,295,036	11,499,879	9,249,973

Supplemental consolidated statements of operations information:

	Three months ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006
Non-cash stock based compensation expense:

Sales and marketing	$180	$134	$544	$601
General and administrative	308	351	968	1,674
Research and development	53	65	236	256

Total stock-based compensation expense	$541	$550	$1,748	$2,531

Basic and diluted net compensation expense per share	$0.04	$0.06	$0.15	$0.27